Exhibit 99.1

Red Hat Reports Second Quarter Results

  Revenue of $164.4 Million, up 29% Year-over-Year
  Deferred Revenue of $496.9 Million, up 32% Year-over-Year

RALEIGH, N.C.--(BUSINESS WIRE)--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for its fiscal year 2009 second quarter ended August 31, 2008.

“Our focused execution has delivered another quarter of solid growth and financial results,“ stated Jim Whitehurst, President and Chief Executive Officer of Red Hat. “Also in Q2, we continued to execute on our virtualization strategy with our award winning RHEL platform as the solid, certified foundation. Our goal is for Red Hat to deliver a comprehensive virtualization solution from server to desktop which will enable our customers to deploy any application, anywhere, anytime.”

Total revenue for the quarter was $164.4 million, an increase of 29% from the year ago quarter and 5% from the prior quarter. Subscription revenue for the quarter was $135.7 million, up 24% year-over-year and 4% sequentially.

Net income for the quarter was $21.1 million, or $0.10 per diluted share, compared with $18.2 million, or $0.09 per diluted share, in the year ago quarter. Non-GAAP adjusted net income for the quarter was $43.2 million, or $0.20 per diluted share, after adjusting for stock compensation and tax expense as detailed in the tables below. This compares to non-GAAP adjusted net income of $36.9 million, or $0.17 per diluted share in the year ago quarter.

Operating cash flow totaled $54.3 million, compared to $49.2 million from the year ago quarter and $63.4 million from the prior quarter. At quarter end, the company’s total deferred revenue balance was $496.9 million, an increase of 32% on a year-over-year basis and 1% sequentially. Total cash, cash equivalents and investments as of August 31, 2008 were $1.4 billion.

Other highlights include the following:

  JBoss Enterprise Application Platform is now available along with Red Hat Enterprise Linux on the Amazon EC2 Cloud.
  Red Hat Enterprise Linux was named the 2008 Product of the Year by Channel Insider, in the Server Operating Systems category.

  Red Hat’s annual customer and user event, the Red Hat Summit, was held in Boston this year to record attendance.
  In early September, Red Hat announced the acquisition of Qumranet, Inc. which is expected to accelerate the time to market to deliver an expanded virtualization solution portfolio to the rapidly growing virtualization market. This acquisition increases Red Hat’s investment in and stewardship of core open source virtualization technology including KVM, the only hypervisor embedded in the Linux Kernel. The acquisition also establishes Red Hat in the nascent Virtual Desktop Infrastructure (VDI) market.

"Our performance this quarter demonstrated strong demand for our products and services, good execution, and the consistency of results afforded by our subscription business model,” stated Charlie Peters, Executive Vice President and Chief Financial Officer of Red Hat. “Key factors to our growth include the value message, the cost efficiencies of open source solutions and our world-class customer service.”

Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below. A live webcast of Red Hat's results will begin at 5:00 pm ET today and can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event will have ended.

About Red Hat, Inc.

Red Hat, the world's leading open source solutions provider, is headquartered in Raleigh, NC with over 60 offices spanning the globe. CIOs have ranked Red Hat first for value in Enterprise Software for four consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with applications, management and Services Oriented Architecture (SOA) solutions, including the JBoss Enterprise Middleware Suite. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the integration of acquisitions and the ability to market successfully acquired technology and products; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company's growth and international operations; adverse results in litigation; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.

LINUX is a trademark of Linus Torvalds. RED HAT and JBOSS are registered trademarks of Red Hat, Inc. and its subsidiaries in the US and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2008	2007	2008	2007
Revenue:

Subscriptions	$135,709	$109,172	$266,403	$212,217
Training and services	28,674	18,098	54,615	33,926

Total subscription, training and services revenue	164,383	127,270	321,018	246,143

Cost of revenue:

Subscriptions	9,720	8,492	18,677	16,093
Training and services	17,788	11,572	35,260	22,235

Total cost of subscription, training and services revenue	27,508	20,064	53,937	38,328

Total gross profit	136,875	107,206	267,081	207,815

Operating expense:
Sales and marketing	59,566	46,093	118,837	92,302
Research and development	31,728	23,384	60,639	45,171
General and administrative	24,177	19,933	46,291	37,594

Total operating expense	115,471	89,410	225,767	175,067

Income from operations	21,404	17,796	41,314	32,748
Other income, net	14,778	14,030	24,798	27,608
Interest expense	(1,530)	(1,565)	(3,116)	(3,060)

Income before provision for income taxes	34,652	30,261	62,996	57,296
Provision for income taxes	13,514	12,104	24,568	22,918

Net income	$21,138	$18,157	$38,428	$34,378

Net income-diluted	$22,032	$19,050	$40,215	$36,165

Net income per share:
Basic	$0.11	$0.09	$0.20	$0.18
Diluted	$0.10	$0.09	$0.18	$0.16

Weighted average shares outstanding:
Basic	191,485	193,634	191,132	193,358
Diluted	220,039	221,688	219,472	221,559

Diluted net income per share computation:
GAAP Net income, basic	$21,138	$18,157	$38,428	$34,378
Interest expense on convertible debentures, net of related GAAP tax effects	435	434	869	869
Amortization of debt issuance costs, net of related GAAP tax effects	459	459	918	918

GAAP Net income, diluted	$22,032	$19,050	$40,215	$36,165

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

ASSETS
	August 31,	February 29,
	2008	2008
	(Unaudited)
Current assets:
Cash and cash equivalents	$787,457	$677,720
Investments in debt and equity securities	274,268	312,442
Accounts receivable, net	110,898	127,002
Prepaid expenses and other current assets	69,201	75,192

Total current assets	1,241,824	1,192,356

Property and equipment, net	70,803	68,557
Goodwill	359,989	340,314
Identifiable intangibles, net	110,562	93,823
Investments in debt securities	368,235	341,781
Other assets, net	63,973	43,151

Total assets	$2,215,386	$2,079,982

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,313	$17,341
Accrued expenses	51,658	43,260
Deferred revenue	346,900	339,088
Convertible debentures	570,000	570,000
Other current obligations	934	59

Total current liabilities	978,805	969,748

Deferred lease credits	4,704	4,977
Long term deferred revenue	149,959	133,805
Other long term obligations	19,349	20,261
Convertible debentures	-	-
Stockholders' equity:
Common stock	21	21
Additional paid-in capital	1,243,258	1,170,328
Accumulated earnings (deficit)	10,226	(28,202)
Treasury stock, at cost	(202,312)	(192,946)
Accumulated other comprehensive income	11,376	1,990

Total stockholders' equity	1,062,569	951,191

Total liabilities and stockholders' equity	$2,215,386	$2,079,982

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2008	2007	2008	2007

Cash flows from operating activities:
Net income	$21,138	$18,157	$38,428	$34,378
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	9,828	8,219	18,925	15,453
Deferred income taxes	11,462	9,884	20,229	18,214
Excess tax benefits from share-based payment arrangements	(15,489)	(14,509)	(24,456)	(27,119)
Share-based compensation expense	10,870	8,581	21,431	16,967
Gain on sale of strategic equity investments	(4,996)	-	(4,996)	-
Amortization of debt issuance costs	752	752	1,504	1,505
Other	55	(39)	(137)	543
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	2,018	4,162	21,338	245
Prepaid expenses and other current assets	(1,908)	736	(6,910)	-
Accounts payable	(2,404)	2,116	(7,974)	(2,107)
Accrued expenses	7,816	(617)	9,802	(2,382)
Deferred revenue	15,261	11,858	30,714	33,421
Other assets	(137)	(99)	(270)	(193)

Net cash provided by operating activities	54,266	49,201	117,628	88,925

Cash flows from investing activities:
Purchase of investment securities	(26,059)	(167,415)	(331,705)	(508,590)
Proceeds from sales and maturities of investment securities	133,282	193,478	349,816	408,958
Acquisitions of businesses, net of cash acquired	(3,052)	-	(46,802)	(11,784)
Proceeds from sale of strategic equity investments	5,568	-	5,568	-
Purchase of property and equipment	(4,430)	(8,375)	(13,952)	(14,782)
Purchase of developed software and other intangible assets	(727)	(865)	(2,342)	(4,352)

Net cash provided by (used in) investing activities	104,582	16,823	(39,417)	(130,550)

Cash flows from financing activities:
Excess tax benefits from share-based payment arrangements	15,489	14,509	24,456	27,119
Proceeds from exercise of common stock options	5,342	5,455	16,789	8,530
Purchase of treasury stock	(219)	(136)	(9,366)	(136)
Structured stock repurchase	-	-	1,989	-
Proceeds from other borrowings	-	-	-	2,898
Payments on other borrowings	(66)	(90)	(23)	(757)

Net cash provided by financing activities	20,546	19,738	33,845	37,654

Effect of foreign currency exchange rates on cash and cash equivalents	(2,477)	1,473	(2,319)	1,351
Net increase (decrease) in cash and cash equivalents	176,917	87,235	109,737	(2,620)
Cash and cash equivalents at beginning of the period	610,540	437,384	677,720	527,239

Cash and cash equivalents at end of period	$787,457	$524,619	$787,457	$524,619

RED HAT, INC.
NON CASH SHARE-BASED COMPENSATION AND RECONCILIATION OF GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2008	2007	2008	2007

Cost of revenue	$643	$571	$1,324	$1,153
Sales and marketing	2,205	2,437	6,202	4,950
Research and development	3,547	2,118	6,054	4,243
General and administration	4,475	3,455	7,851	6,621
Total stock based compensation expense	$10,870	$8,581	$21,431	$16,967

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2008	2007	2008	2007

GAAP net income	$21,138	$18,157	$38,428	$34,378

GAAP provision for income taxes	13,514	12,104	24,568	22,918

GAAP income before provision for income taxes	$34,652	$30,261	$62,996	$57,296

Add: Non-cash share-based compensation expense per FAS 123R	10,870	8,581	21,431	16,967

Non-GAAP adjusted income before provision for income taxes	$45,522	$38,842	$84,427	$74,263

Non-GAAP cash provision for income taxes	$2,276	$1,942	$4,221	$3,713

Non-GAAP adjusted net income	$43,246	$36,900	$80,206	$70,550

Non-GAAP adjusted net income-diluted	$44,638	$38,292	$82,990	$73,334

Non-GAAP adjusted net income per share:
Basic	$0.23	$0.19	$0.42	$0.36
Diluted	$0.20	$0.17	$0.38	$0.33

Non-GAAP diluted net income per share computation:
Non-GAAP adjusted net income	$43,246	$36,900	$80,206	$70,550
Interest expense on convertible debentures, net of related 5% cash tax effects	677	677	1,354	1,354
Amortization of debt issuance costs, net of related 5% cash tax effects	715	715	1,430	1,430

Non-GAAP adjusted net income-diluted	$44,638	$38,292	$82,990	$73,334

RED HAT, INC.
RECONCILIATION OF GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2008	2007	2008	2007

GAAP Gross profit	$136,875	$107,206	$267,081	$207,815

Add: Non-cash share-based compensation expense per FAS 123R	643	571	1,324	1,153

Non-GAAP gross profit	$137,518	$107,777	$268,405	$208,968

Non-GAAP gross margin	84%	85%	84%	85%

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2008	2007	2008	2007

GAAP operating expenses	$115,471	$89,410	$225,767	$175,067

Deduct: Non-cash share-based compensation expense per FAS 123R	(10,227)	(8,010)	(20,107)	(15,814)

Non-GAAP adjusted operating expenses	$105,244	$81,400	$205,660	$159,253

	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2008	2007	2008	2007

GAAP operating income	$21,404	$17,796	$41,314	$32,748

Add: Non-cash share-based compensation expense per FAS 123R	10,870	8,581	21,431	16,967

Non-GAAP adjusted operating income	$32,274	$26,377	$62,745	$49,715

Non-GAAP adjusted operating margin	19.6%	20.7%	19.5%	20.2%

CONTACT:
Red Hat, Inc.
Corporate Communications:
Kerrin Catallozzi, 919-754-4268
kcatallo@redhat.com
or
Investor Relations:
Tom McCallum, 919-754-4630
investors@redhat.com